EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD SEEKS INJUNCTION TO FREEZE SESSA FROM PAYING INVESTOR REDEMPTIONS

Sessa Admits Their Intention to Tortiously Interfere with Advisory Agreement

Injunction Necessary to Ensure Potential Damages In Excess of $200 Million Are Collectible

DALLAS, March 28, 2016 - Ashford Inc. (NYSE MKT: AINC) (“Ashford” or the “Company”) today announced that it requested that a Texas state court issue an injunction to prevent Sessa Capital (“Sessa”) from paying redemption requests made by its investors. The Company filed a lawsuit claiming tortious interference, together with additional claims including conspiracy, alleging monetary damages potentially exceeding $200 million as well as other non-monetary relief against Sessa and its purported director nominees John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers, and Chris D. Wheeler on March 23, 2016.

On the same day, Sessa filed a presentation regarding Ashford Hospitality Prime, Inc. (“Ashford Prime”) with the Securities and Exchange Commission (“SEC”). As part of that presentation, on page 34, Sessa states its intention to “explore all options to invalidate or renegotiate the termination fee.” The Company believes Sessa hereby admitted its intention to tortuously interfere with the advisory agreement between the Company and Ashford Prime (“Advisory Agreement”). This persistent bullying of Ashford Prime and insistence on terminating or renegotiating the performance of Ashford Prime’s legally binding contractual obligation to the Company under the Advisory Agreement is precisely why the lawsuit was filed last week. Efforts to ask a court to prevent Sessa’s payments of redemptions to investors in Sessa are necessary to ensure funds in excess of $200 million are collectible upon a successful ruling on the lawsuit.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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